State Bank Financial Corporation Investor Presentation May 2018

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of the words “will,” “expect,” “should,” “anticipate,” “may,” and “project,” as well as similar expressions. These forward-looking statements include, but are not limited to, statements regarding our focus on improving efficiency, including our expected cost savings target and the timing thereof related to the AloStar Bank of Commerce (“AloStar”) acquisition, our ability to achieve our target burden and target efficiency ratios, expectations related to our core deposit funding, and other statements about expected developments or events, our future financial performance, and the execution of our strategic goals. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Pro forma financial information is not a guarantee of future results and is presented for informational purposes only. We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors include, without limitation, the following: • negative reactions to our recent or future acquisitions of each bank’s customers, employees, and counterparties or difficulties related to the transition of services; • the anticipated benefits of the AloStar acquisition, including anticipated cost savings and strategic gains, may be significantly harder or take longer than expected or may not be achieved in the entirety or at all as a result of unexpected factors or events; • our ability to achieve anticipated results from the transactions with AloStar will depend on the state of the economic and financial markets going forward; • economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • risk associated with income taxes including the potential for adverse adjustments and the inability to fully realize deferred tax benefits; • increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause deterioration in the economy or cause instability in credit markets; and • economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year. These and other risk factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a forward- looking statement. 2

State Bank Financial Corporation Profile STBZ Profile . Headquartered in Atlanta, Georgia . State Bank operates 32 full-service banking offices and 6 mortgage origination offices in 7 of the 8 largest MSAs in Georgia . Completed conversion of AloStar Bank of Commerce in March 2018 . AloStar adds scalable asset-generating lines of business and loan portfolio diversification while efficiently leveraging excess capital Key Metrics Total Assets $4.9 billion TCE Ratio 11.5% Total Loans $3.6 billion Cost of Funds .55% Total Deposits $4.2 billion Dividend Yield 2.5% Total Equity $647 million Market Cap $1.25 billion Note: Financial metrics as of 3/31/18; dividend yield and market cap as of 5/3/18 3

Investment Thesis . Executive management team with a 30+ year track record in Georgia of successful acquisitions / integrations and building long-term shareholder value . Attractive core deposit base with resulting low deposit beta . Excellent credit metrics with minimal levels of NPAs, NCOs, and past due loans . Asset-sensitive balance sheet . Robust capital levels to support growth and opportunistic transactions . Attractive dividend yield and payout ratio . Concentrated branch footprint in high-quality metro markets 4

Acquisition History Prior to July 2009 Change of Control $4.9 billion in assets $35 million in assets 2 Branches in Middle Georgia as of 3/31/2018 5

Strong Core Deposit Base with Significant Opportunity for Growth

STATE BANK
Financial Corporation

($ in 000)	STBZ					Total Region	
Region[1]	Deposits	% of Deposits	Deposits / Branch	# of Full Service Branches	Market Share	Deposits	Deposits / Branch
Atlanta	$1,271,128	30%	$211,855	6	0.8%	$163,045,564	$135,532
Macon / Warner Robins	1,356,873	32%	113,073	12	25.3%	5,370,409	59,671
Augusta	452,256	11%	64,608	7	5.5%	8,288,294	67,385
Athens / Gainesville	345,229	8%	172,615	2	4.2%	8,123,418	84,619
Savannah [2]	88,574	2%	22,144	4	1.1%	7,978,201	68,778
Correspondent/Internet [3]	703,912	17%	703,912	N/A	N/A	N/A	N/A

Source: SNL Financial; FDIC deposit data as of June 30, 2017

Significant Growth Opportunities

Atlanta – less than 1% market share of $163 billion in deposits; over 75% of the market is dominated by large regional and national competitors

Savannah – new market where State Bank executive management has significant in-market experience

Leading Market Share

Macon / Warner Robins – mature franchise with #1 market share since 2005 *(including predecessor bank)*

Top 10 Market Share

Augusta – remain well-positioned to take advantage of market disruption

Athens / Gainesville – strong local leadership team; opportunity to leverage State Bank's existing treasury and payroll capabilities in these markets

[1] Region represents individual or combined MSAs; Savannah region includes Savannah and Hinesville MSAs and Tattnall County, GA
[2] Excludes new branch opened on December 4, 2017
[3] Acquired in our acquisition of AloStar Bank of Commerce on September 30, 2017. Deposit data reflects deposits held by AloStar as of June 30,2017

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Strategic Outlook Solid Foundation Built on Forward Vision Proven Performance   Management Depth Grow Commercial Relationships by Targeting  Disciplined and Net Funding Segments Experienced Acquirer  Provide Best In-Class Client  Balance Sheet Strength Experience  Scale Efficient Asset-  Strong Credit Quality Generating Lines of Metrics Business  Shareholder Focused  Foster a Culture of Management Team with Efficiency Significant Insider  Ownership Maintain Focus on Noninterest Income 7

Diversified Lines of Business ABL / Lender Finance Commercial Real Estate Patriot Capital Strong reputation in middle market Highly efficient asset-generating Leading supplier of equipment financing asset-based lending; national line of business and a core to retail petroleum industry since 2000 footprint provides geographic competency of State Bank and industry diversification Homebuilder Finance Payroll / Insurance Commercial & Community Banking Core Bank Funding Engine Efficient team with significant Atlanta, Augusta, Middle Georgia, Consolidated service offering of relationships in Georgia Athens, Gainesville, Savannah payroll, benefits, HRIS, tax, and residential homebuilder markets insurance products targeting small and middle market businesses Mortgage SBA Lending Specialty Finance Scalable retail and wholesale mortgage platform located National SBA Preferred Lender; Provides portfolio diversity throughout the bank’s branches and one of the top SBA lenders through purchased pools mortgage offices across the state in the state of Georgia of loans and leases 8

1Q 2018 Financial Results 9

1Q 2018 Results Summary

STATE BANK
Financial Corporation

Income Statement Highlights			
($ in 000s, except per share data)	1Q18	4Q17	1Q17
Interest income on loans	$48,444	$46,926	$34,060
Accretion income on loans	5,946	10,671	7,677
Interest income on invested funds	6,171	6,034	5,460
Total interest income	60,561	63,631	47,197
Interest expense	5,705	5,614	3,239
Net interest income	54,856	58,017	43,958
Provision for loan and lease losses	3,208	2,848	1,002
Net interest income after provision for loan losses	51,648	55,169	42,956
Total noninterest income	10,461	10,140	9,459
Total noninterest expense	39,268	40,684	34,565
Income before income taxes	22,841	24,625	17,850
Income tax expense	5,476	19,248	6,292
Net income	$17,365	$5,377	$11,558
Diluted earnings per share	.44	.14	.30
Dividends per share	.20	.14	.14
Tangible book value per share [1]	14.15	14.00	13.66
Balance Sheet Highlights (period-end)			
Total loans	$3,618,521	$3,532,193	$2,854,780
Organic	2,515,318	2,365,843	2,172,555
Purchased non-credit impaired	945,679	990,736	528,065
Purchased credit impaired	157,524	175,614	154,160
Total assets	4,892,297	4,958,582	4,202,681
Noninterest-bearing deposits	1,089,579	1,191,106	944,838
Total deposits	4,184,432	4,243,135	3,409,775
Shareholders' equity	646,654	641,551	620,283

- Record net income of $17.4mm, or $.44 per diluted share in 1Q18
- ROA of 1.45% and ROE of 10.96% in 1Q18
- Organic and PNCI loan growth of $104mm, or 12.6% annualized
- 43% quarterly dividend increase to $0.20 per share; 2.67% dividend yield at quarter end
- Tangible book value per share increased $0.15 from previous quarter
- Successful integration and conversion of AloStar Bank of Commerce completed in March

[1] Denotes a non-GAAP financial measure; for more information, refer to Table 7 of the 1Q18 earnings press release

Note: Consolidated financial results contained throughout this presentation are unaudited; numbers may not add due to rounding

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Revenue Trends – Interest Income . Interest Income Interest income (excluding accretion) 60,000 of $55mm in 1Q18, a 38% increase 50,000 compared to $40mm in 1Q17 40,000 . Interest income on invested funds 30,000 increased 13% to $6.2mm despite a ($ in ($ 000s) 20,000 $60mm decrease in the average balance year over year 10,000 . 0 Accretion represented less than 10% 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 of total interest income in 1Q18 Interest Income on Loans Interest Income on Invested Funds Accretion Net Interest Margin & Selected Yields . Net interest margin of 4.86% in 1Q18 was impacted by several factors including: 7% 6% 5.73% . 26bps loan yield increase 5% 4.86% 4% . 29bps investment yield increase 3% 2.72% 2% . 2bps interest-bearing deposit cost 1% 0.75% increase 0% . $4.7mm accretion income decrease, 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 primarily in loan recovery income NIM Loans excluding PCI Investment Securities Interest-bearing Liabilities 11

Revenue Trends – Noninterest Income . Total 1Q18 noninterest income of $10.5mm up 3% . Mortgage banking income of $2.9mm in 1Q18, up slightly linked-quarter, and up 11% from 1Q17 compared to 1Q17, with production of $112mm in 1Q18 12,000 4,000 200 Production ($ in mm) in ($ Production 9,000 3,000 150 6,000 2,000 100 ($ in ($ 000s) 3,000 1,000 50 0 Noninterest Income in ($ 000s) 0 0 1Q17 2Q17 3Q17 4Q17 1Q18 1Q17 2Q17 3Q17 4Q17 1Q18 Service Charge Other Mortgage Payroll SBA Income Production . SBA income of $1.2mm, up from 1Q17 as production . Payroll and insurance income of $1.8mm in 1Q18, an 18% increased to $18.2mm in 1Q18 increase year over year 2,500 25.0 2,000 Production 2,000 20.0 1,500 1,500 15.0 ($ in in mm) ($ 1,000 1,000 10.0 500 500 5.0 0 0.0 0 Noninterest Income in ($ 000s) Noninterest Income in ($ 000s) 1Q17 2Q17 3Q17 4Q17 1Q18 1Q17 2Q17 3Q17 4Q17 1Q18 1 Income Production Income Corporate Analysis 1 Corporate Analysis represents the portion of payroll income offset by an earnings credit on the payroll customers’ deposit accounts 12

Focused on Improving Efficiency . Noninterest expense declined 3% from prior quarter, due primarily to lower merger-related expenses . Noninterest expense is expected to decline as we achieve the projected 25% cost save target related to the AloStar acquisition during 2Q18 . 1Q18 Burden Ratio1 of 2.40% and Efficiency Ratio of 60% . Roughly $1.2mm of expense is expected to drop out of the run-rate in 2Q18 in addition to a decline in merger-related expenses 1 Burden Ratio Efficiency Ratio 3.50% 75% 70% 3.00% 65% 60% 2.50% 55% 50% 2.00% 45% 1.50% 40% 35% 1.00% 30% 2014 2015 2016 2017 1Q18 Target 2014 2015 2016 2017 1Q18 Target 1 Burden Ratio defined as noninterest expense minus noninterest income, excluding amortization of FDIC receivable, divided by average assets 13

Deposit Funding Mix . Attractive, low-cost core deposit mix focused on transaction-based funding Average Deposit Composition 4,500 4,000 3,500 3,000 2,500 ($ in ($ mm) 2,000 1,500 1,000 500 0 2014 2015 2016 2017 1Q18 NIB IB Transaction Savings & MMA CDs Average Balances 1 ($ in mm) 2014% 2015% 2016% 2017% 1Q18 % Noninterest-bearing 490 23% 758 27% 852 29% 1,020 28% 1,082 26% Interest-bearing transaction 386 18% 519 19% 541 19% 608 17% 626 15% Savings & MMA 911 42% 1,060 38% 1,078 37% 1,460 40% 1,594 39% CDs 380 18% 437 16% 422 15% 544 15% 781 19% Total Average Deposits $2,166 $2,773 $2,893 $3,633 $4,084 14

Deposit Funding Mix Average Transaction Deposits . Average noninterest-bearing 1,400 .60% deposits represent 26% of total 1,200 deposits .50% 1,000 . .40% Cost of funds increased 3bps from 800 the previous quarter to 55bps in .30% 1Q18 in ($ mm) 600 .20% 400 . 8% deposit beta in 1Q18 is 200 .10% expected to increase throughout the year as competition for 0 .00% deposits increases 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Interest-bearing Noninterest bearing Cost of Funds Cost of IB Transaction Accts Deposit Region 2014% 2015% 2016% 2017% 1Q18% ($ in mm) Atlanta 953 44% 1,152 42% 1,228 42% 1,231 34% 1,222 30% Middle Georgia 1,116 52% 1,121 40% 1,214 42% 1,305 36% 1,357 33% Augusta - - 422 15% 422 15% 451 12% 446 11% Athens / Gainesville - - - - - - - - 347 10% 313 8% Correspondent/Internet1 & Other2 97 4% 78 3% 29 1% 211 6% 649 16% Greater Savannah - - - - - - - - 88 2% 97 2% Total Average Deposits $2,166 $2,773 $2,893 $3,633 $4,084 1 Correspondent/Internet Banking lines of business acquired on September 30, 2017; Year end balance as of December 31, 2017 was $642mm 2 Other includes brokered and wholesale time deposits 15

Loan Portfolio Total Loan Portfolio 4,000 600 New Loan Fundings ($ in mm) in ($ Fundings Loan New 3,500 500 3,000 2,500 400 2,000 300 1,500 200 1,000 500 100 Total Loans ($ ($ TotalLoans mm) in 0 0 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Organic PNCI PCI New Loan Fundings1 . Loan Composition (period-end) New loan originations and 2014 2015 2016 2017 1Q18 fundings in excess of $515mm ($ in mm) in 1Q18 Construction, land & land development $313 $501 $551 $438 $467 Other commercial real estate 636 736 964 1,168 1,168 . Organic and PNCI loans Total commercial real estate 949 1,236 1,516 1,607 1,636 increased $104mm in 1Q18 Residential real estate 135 210 289 293 291 from 4Q17, as organic growth Owner-occupied real estate 212 281 372 379 348 of $149mm was partially C&I and Leases 123 267 435 1,012 1,122 offset by a $45mm decline in Consumer 9 21 42 67 64 PNCI loans Total Organic & PNCI Loans 1,428 2,015 2,654 3,357 3,461 PCI Loans 206 146 161 176 158 . Diversity of the loan portfolio continues to increase Total Loans $1,635 $2,160 $2,815 $3,532 $3,619 1 New loan fundings include new loans funded and net loan advances on existing commitments 16

Loan Portfolio Composition 1 Commercial Real Estate Composition Loan Portfolio Other % of Total ($ in mm) Organic PNCI Total CRE 3% Other CRE CRE 34% Retail $251 $50 $301 19% SFR 8% Office 172 55 227 14% Hospitality 159 26 185 12% Construction, Multifamily 126 45 171 10% Land & Land Development Industrial 56 26 82 5% C&I OORE 14% Sr. Housing 37 10 46 3% 31% 10% Restaurant 31 3 34 2% C-Store 24 2 26 2% Farmland 21 2 24 1% Mini Storage 22 0 23 1% C&I and Owner-Occupied Real Estate Composition Other 42 9 51 3% Total $942 $227 $1,168 71% ($ in mm) Organic PNCI Total % of Total C&I and OORE Banking Group $523 $89 $611 43% Construction, Land & Land Development Lender Finance 92 294 386 27% Residential Construction $170 $0 $170 10% Asset Based Lending (ABL) 62 207 269 19% Land & Development 143 16 158 10% Equipment Financing 97 - 97 7% Commercial Construction 130 8 139 8% Small Business Administration 24 11 35 2% Total $443 $24 $467 29% Other 17 9 26 2% Total C&I and OORE $815 $610 $1,425 Total Commercial Real Estate $1,385 $251 $1,636 1 Organic and PNCI loans as of March 31, 2018 17

Asset Quality . Total organic NPAs of $13mm at 1Q18 Nonperforming Loans represented .52% of organic loans and 20 1.00% OREO 15 0.75% . Past due organic loans at .22% to organic loans at 1Q18 10 0.50% ($ in ($ mm) . Annualized net charge-offs of .09% in 1Q18 5 0.25% . Allowance for organic loans was .99% at 0 0.00% 1Q18 1Q17 2Q17 3Q17 4Q17 1Q18 Organic PNCI NPLs / Organic Loans PCI Loans & OREO . PCI loans decreased 10.3% quarter over quarter to $158mm 250 25 200 20 OREO ($ in mm) ($ OREO in . Over 90% of PCI loans are current as of 1Q18 150 15 100 10 . OREO balances of $4.2mm as of 1Q18 Loans PCI ($ mm) in 50 5 0 0 1Q17 2Q17 3Q17 4Q17 1Q18 PCI Loans OREO 18